                                                                    EXHIBIT (14)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this  Registration  Statement on
Form N-14 (the  "Registration  Statement")  of our reports  dated May 12,  2006, relating  to the  financial  statements  and  financial  highlights  of American
Century Capital Portfolios, Inc., including American Century Large Company Value
Fund,  American  Century Small Cap Value Fund, and American  Century Value Fund,
for the year ended March 31,  2006,  which are  incorporated by reference in the
Registration  Statement.  We also  consent  to the  references  to us under  the headings "Financial Highlights" in the Prospectuses and "Independent  Registered
Public  Accounting  Firm"  and  "Financial   Statements"  in  the  Statement  of
Additional Information,  which are incorporated by reference in the Registration
Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Kansas City, Missouri
February 22, 2007